Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER

RESTRICTIONS AND OTHER INFORMATION

CERTIFICATE OF STOCK

[LOGO]

CHIMERA INVESTMENT CORPORATION

INCORPORATED UNDER THE LAWS OF

THE STATE OF MARYLAND

NUMBER	SHARES

8.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 16934Q 307

THIS CERTIFIES THAT                                           is the owner of                                           FULLY PAID AND NONASSESSABLE SHARES OF THE 8.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE, OF CHIMERA INVESTMENT CORPORATION, a Maryland corporation (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws of the Corporation, each as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: **SPECIMEN**

[SEAL OF CHIMERA INVESTMENT CORPORATION]

CHIEF LEGAL OFFICER AND CORPORATE SECRETARY	CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

IMPORTANT NOTICE

The shares represented by this certificate are subject to restrictions on beneficial and constructive ownership and transfer. Subject to certain further restrictions and except as expressly provided in the corporation’s charter, during the period commencing on the initial date and prior to the restriction termination date (i) no person may beneficially or constructively own shares of any class or series of the capital stock of the corporation in excess of nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of any class or series of capital stock of the corporation unless such person is an excepted holder (in which case the excepted holder limit shall be applicable); (ii) no person may beneficially or constructively own shares of capital stock that would result in the corporation being “closely held” under section 856(h) of the code; (iii) during the period commencing on the initial date and prior to the date the common stock qualifies as a class of publicly-offered securities, no person may transfer shares of capital stock that would result in the capital stock of the corporation being beneficially owned by less than one hundred (100) persons (determined without reference to any rules of attribution); (iv) no person may beneficially own shares of capital stock that would result in 25% or more of any class of capital stock being beneficially owned by one or more benefit plan investors, disregarding capital stock owned by controlling persons (other than controlling persons which are benefit plan investors); and (v) during the period commencing on the initial date and prior to the date the common stock qualifies as a class of publicly-offered securities, no person may transfer shares of capital stock without obtaining from its transferee a representation and agreement that (a) its transferee is not (and will not be), and is not acting on behalf of, a benefit plan investor or a controlling person and (b) such transferee will obtain from its transferee the representation and agreement set forth in this clause (v) (including without limitation clauses (a) and (b)). Any person who beneficially or constructively owns or attempts to beneficially or constructively own shares of capital stock which causes or will cause a person to beneficially or constructively own shares of capital stock in excess or in violation of the above limitations must immediately notify the corporation. If any of the restrictions on transfer or ownership in (i), (ii) and (iii) above are violated, the shares of capital stock represented hereby will be automatically transferred to a trustee of a charitable trust for the benefit of one or more charitable beneficiaries. If, notwithstanding the foregoing sentence, a transfer to the charitable trust is not effective for any reason to prevent a violation of the restrictions on transfer and ownership in (i), (ii) and (iii) above, then the attempted transfer of that number of shares of capital stock that otherwise would cause any person to violate such restrictions shall be void ab initio. If any of the restrictions on transfer and ownership in (iv) and (v) above are violated, then the attempted transfer of that number of shares of capital stock that otherwise would cause any person to violate such restrictions shall be void ab initio. If, notwithstanding the foregoing sentence, a purported transfer is not treated as being void ab initio for any reason, then the shares transferred in such violation shall automatically be transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee will acquire no rights in such shares. In addition, the corporation may redeem shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a transfer or other event may violate the restrictions described above. All capitalized terms in this legend have the meanings defined in the charter of the corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of capital stock of the corporation on request and without charge. Requests for such a copy may be directed to the secretary of the corporation at its principal office.

The corporation will furnish to any stockholder of the corporation upon request and without charge a full statement of (1) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue; and (2) with respect to the classes of stock which may be issued in series, a full statement of (a) the differences in the relative rights and preferences between the shares of each series to the extent they have been set; and (b) the authority of the board of directors to set the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                               hereby sell, assign and

transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                Shares of the 8.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                       Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.